                                                                 Exhibit 16


                       COOPERS & LYBRAND L.L.P. Letterhead


                                                          September 18, 1997


Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by The Peregrine Real Estate Trust (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of September 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                       Very truly yours,

                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.